Exhibit 99.2

EQT Announces Pricing of its Tender Offer for Certain Senior Notes and
Amounts Accepted for Purchase

PITTSBURGH, March 24, 2026 -- EQT Corporation (NYSE: EQT) (“EQT” and, collectively with its consolidated subsidiaries, the “Company”) today announced the consideration payable with respect to its previously announced tender offer to purchase for cash (the “Tender Offer”) certain of its outstanding 3.900% Senior Notes due 2027, 6.375% Senior Notes due 2029, 4.50% Senior Notes due 2029, 5.00% Senior Notes due 2029, 4.75% Senior Notes due 2031, 3.625% Senior Notes due 2031, 7.000% Senior Notes due 2030 and 7.500% Senior Notes due 2030 (collectively, the “Notes”) for an aggregate purchase price, excluding accrued and unpaid interest, of up to $1.4 billion (the “Aggregate Offer Cap”), in accordance with the acceptance priority levels set forth in the table below (the “Acceptance Priority Levels”), with “1” being the highest Acceptance Priority Level and “8” being the lowest Acceptance Priority Level, and subject to any applicable Offer SubCap set forth in the table below (such caps, the “Offer SubCaps”).

The following table sets forth some of the terms of the Tender Offer, including the consideration payable and the aggregate principal amount accepted for purchase for each series of Notes:

Title of Notes	CUSIP Number	Principal Amount Outstanding	Offer SubCap	Acceptance Priority Level	Reference U.S. Treasury Security	Reference U.S. Treasury Yield	Fixed Spread(1)	Early Tender Premium(2)	Total Consi-deration(1)(2)(3)	Principal Amount Accepted	Approx. Proration Factor(4)
3.900% Senior Notes due 2027	26884LAF6	$936,158,000	$400,000,000	1	3.500% UST due September 30, 2027	3.952%	+35bps	$30	$994.16	$402,349,000	61.3%
6.375% Senior Notes due 2029	26884LAZ2 / 26884LAY5 / U2689EAF7	$596,725,000	$1,000,000,000	2	4.500% UST due March 31, 2026	4.404%	+50bps	$30	$1,032.04	$547,736,000	100.0%
4.50% Senior Notes due 2029	26884LAX7 / 26884LAW9 / U2689EAE0	$734,583,000		3	3.500% UST due February 15, 2029	3.925%	+60bps	$30	$999.29	$435,023,000	61.7%
5.00% Senior Notes due 2029	26884LAL3	$318,494,000		4	3.500% UST due February 15, 2029	3.925%	+60bps	$30	$1,010.21	—	N/A
4.75% Senior Notes due 2031	26884LBD0 / 26884LBC2 / U2689EAH3	$1,090,218,000	N/A	5	3.500% UST due February 28, 2031	4.028%	+70bps	$30	$1,000.78	—	N/A
3.625% Senior Notes due 2031	26884LAN9 / U2689EAB6	$435,165,000	N/A	6	3.500% UST due February 28, 2031	4.028%	+85bps	$30	$943.63	—	N/A
7.000% Senior Notes due 2030	26884LAG4	$674,800,000	N/A	7	3.500% UST due February 28, 2031	4.028%	+60bps	$30	$1,077.78	—	N/A
7.500% Senior Notes due 2030	26884LBB4 / 26884LBA6 / U2689EAG5	$494,086,000	N/A	8	3.500% UST due February 28, 2031	4.028%	+65bps	$30	$1,094.31	—	N/A

(1)	Includes the Early Tender Premium.
(2)	Per $1,000 principal amount of Notes accepted for purchase.
(3)	In addition to the applicable Total Consideration, holders whose Notes are accepted for purchase will receive accrued and unpaid interest, rounded to the nearest cent, on such Notes from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the settlement date for such Notes.
(4)	With respect to the 3.900% Senior Notes due 2027 and the 4.50% Senior Notes due 2029, the proration factor has been rounded to the nearest tenth of a percentage point for presentation purposes.

The Tender Offer is being made upon and is subject to the terms and conditions set forth in the Offer to Purchase dated March 10, 2026, as amended and supplemented by EQT’s news release earlier today announcing the upsizing of the Aggregate Offer Cap and the Offer SubCap applicable to the 6.375% Senior Notes due 2029, 4.50% Senior Notes due 2029 and 5.00% Senior Notes due 2029 and as it may be further amended or supplemented from time to time (as so amended, the “Offer to Purchase”). As set forth in the Offer to Purchase, withdrawal rights for the Tender Offer expired at 5:00 p.m., New York City time, on March 23, 2026. As a result, tendered Notes may no longer be withdrawn. In this news release, all Notes that have been validly tendered and not validly withdrawn are referred to as having been “validly tendered.”

The applicable consideration (the “Total Consideration”) to be paid per $1,000 principal amount of each series of Notes validly tendered on or prior to 5:00 p.m., New York City time, on March 23, 2026 (the “Early Tender Date”) and accepted for purchase is set forth in the table above and was determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread for such Notes specified in the table above, plus the applicable yield of the applicable U.S. Treasury security specified in the table above, calculated as of 10:00 a.m., New York City time, today.

The Early Tender Date was the last date and time for holders to tender their Notes in order to be eligible to receive the Total Consideration, which includes an early tender premium of $30 per $1,000 principal amount of Notes. In addition to the Total Consideration, holders whose Notes are purchased in the Tender Offer will receive accrued and unpaid interest, rounded to the nearest cent, on such Notes from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the Early Settlement Date (as defined below).

Payment for Notes accepted for purchase is expected to be made on March 26, 2026 (the “Early Settlement Date”). EQT’s obligation to accept for payment and to pay for Notes validly tendered in the Tender Offer is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase. EQT reserves the right, subject to applicable law, to hereafter (i) waive or modify, in whole or in part, any or all conditions of the Tender Offer, (ii) extend, terminate or withdraw the Tender Offer, (iii) increase or decrease the Aggregate Offer Cap or either or both Offer SubCaps or (iv) otherwise amend the Tender Offer in any respect.

Because the aggregate purchase price, excluding accrued and unpaid interest, for Notes validly tendered on or prior to the Early Tender Date is greater than the Aggregate Offer Cap, EQT will accept Notes for purchase based on the Acceptance Priority Procedures and the proration procedures described in the Offer to Purchase, and EQT does not expect to accept for purchase any tenders of Notes after the Early Tender Date even though the Tender Offer is not scheduled to expire until 5:00 p.m., New York City time, on April 8, 2026.

Citigroup Global Markets Inc. and BofA Securities, Inc. are severally acting as the Lead Dealer Managers for the Tender Offer. Any persons with questions regarding the Tender Offer should contact (i) Citigroup Global Markets Inc. by calling (800) 558-3745 (toll-free) or (212) 723-6106 (collect) or emailing ny.liabilitymanagement@citi.com or (ii) BofA Securities, Inc. by calling (888) 292-0070 (toll-free) or (980) 287-6959 (collect) or emailing debt_advisory@bofa.com.

The Information Agent and Tender Agent is Global Bondholder Services Corporation. Copies of the Offer to Purchase and any related Tender Offer materials may be obtained from Global Bondholder Services Corporation by calling (212) 430-3774 (banks and brokers, collect) or (855) 654-2015 (all others, toll-free) or by emailing contact@gbsc-usa.com.

This news release is for informational purposes only. The Tender Offer is being made only pursuant to the Offer to Purchase, and the information in this news release is qualified by reference to the Offer to Purchase. Further, this news release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities. No recommendation is made as to whether holders should tender any Notes in response to the Tender Offer. Holders of Notes must make their own decision as to whether to participate in the Tender Offer and, if so, the principal amount of Notes to tender.

Investor Contact

Cameron Horwitz

Managing Director, Investor Relations & Strategy

412.445.8454

Cameron.Horwitz@eqt.com

About EQT Corporation

EQT Corporation is a premier, vertically integrated American natural gas company with upstream and midstream operations focused in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements regarding EQT’s plans and expected timing with respect to the Tender Offer.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by it. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond its control. These risks and uncertainties include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company’s ability to appropriately allocate capital and other resources among its strategic opportunities; access to and cost of capital; the Company’s hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting, storing and processing natural gas, natural gas liquids (NGLs) and oil; operational risks and hazards incidental to the gathering, transmission and storage of natural gas as well as unforeseen interruptions; cyber security risks and acts of sabotage; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and pipe, sand and water required to execute the Company’s exploration and development plans, including as a result of inflationary pressures or tariffs, particularly on steel and aluminum; risks associated with operating primarily in the Appalachian Basin; the ability to obtain environmental and other permits and the timing thereof; construction, business, economic, competitive, regulatory, judicial, environmental, political and legal uncertainties related to the development and construction by the Company or its joint ventures of pipeline and storage facilities and transmission assets and the optimization of such assets; the Company’s ability to renew or replace expiring gathering, transmission or storage contracts at favorable rates, on a long-term basis or at all; risks relating to the Company’s joint venture arrangements; government regulation or action, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; and disruptions to the Company’s business due to recently completed or pending divestitures, acquisitions and other significant strategic transactions. These and other risks and uncertainties are described under the “Risk Factors” section and elsewhere in EQT’s Annual Report on Form 10-K for the year ended December 31, 2025 and in other documents EQT subsequently files from time to time with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.